EXHIBIT 10.1

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

of

VENTURE GLOBAL, INC.

dated as of

January 27, 2025

i

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”) is made as of January 27, 2025, by and among Venture Global, Inc. (f/k/a Venture Global Holdings, Inc.), a Delaware corporation (the “Corporation”), and the Holders (as defined below) party hereto. The Corporation and each of the Holders may be referred to herein as a “Party” or collectively, as the “Parties.”

RECITALS:

WHEREAS, the Holders and the Corporation are party to that certain Shareholders’ Agreement, dated as of September 25, 2023 (the “Original Agreement”);

WHEREAS, the Corporation intends to consummate the IPO (as defined below);

WHEREAS, pursuant to Section 6.2 of the Original Agreement, the Original Agreement will terminate upon the completion of the IPO, with the exception of the Post-IPO Rights (as defined in the Original Agreement);

WHEREAS, subject to certain exceptions, the Original Agreement may be amended with the written consent of (a) the Corporation and (b) the Shareholders (as defined in the Original Agreement) holding a majority of the Shares held by all Holders;

WHEREAS, as of the date hereof, Venture Global Partners II, LLC, a Delaware limited liability company (“VGP”), holds more than a majority of the Shares held by all Holders; and

WHEREAS, in connection with the IPO, VGP and the Corporation desire to amend and restate the Original Agreement, in order to terminate all provisions of the Original Agreement other than the Post-IPO Rights and to become effective upon the consummation of the IPO.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, desiring to be legally bound hereby, agree that the Original Agreement is, with effect from the consummation of the IPO, amended and restated in its entirety to read as follows:

ARTICLE I

DEFINITIONS AND INTERPRETATION

Section 1.01. Definitions. Capitalized terms used in this Agreement shall have the meanings set forth below:

“Accession Agreement” means an accession agreement substantially in the form set forth in Exhibit B hereto.

“Affiliate” means, with respect to any specified Person, any other Person who, directly or indirectly, controls, is controlled by, or is under common control with such Person, including without limitation any partner, member, officer or director of such Person. For the purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person.

“Agreement” has the meaning assigned to it in the preamble.

“Applicable Law” means any statute, law, rule, or regulation, or any judgment, order, writ, injunction, or decree of any Governmental Authority to which a specified Person or property is subject.

“Block Trade” means the sale of securities of the Corporation to one or more purchasers in a registered transaction without a prior marketing process by means of (i) a bought deal, (ii) a block trade or (iii) a direct sale.

“Board of Directors” means the Board of Directors of the Corporation.

“Business Day” means a day other than a Saturday, Sunday or any day on which commercial banks in New York, New York are authorized to be closed.

“Charter” means the Certificate of Incorporation of the Corporation, filed with the Secretary of State of the State of Delaware, as the same may be amended or amended and restated from time to time.

“Class A Common Share” means one share of the voting common stock of the Corporation designated in the Charter as “Class A Common Stock.”

“Class B Common Share” means one share of the voting common stock of the Corporation designated in the Charter as “Class B Common Stock.”

“Confidential Information” has the meaning assigned to that term in Section 4.12.

“Corporation” has the meaning assigned to that term in the preamble.

“Demand Notice” has the meaning assigned to that term in Section 2.01(b)(i).

“Demand Registration” means a registration of Registrable Securities by the Corporation pursuant to Section 2.01(b), which, for the avoidance of doubt, shall include an Underwritten Takedown or an Underwritten Block Trade.

“Demand Request” has the meaning assigned to that term in Section 2.01(b)(i).

“Equity Securities” means the Class A Common Shares and the Class B Common Shares, any other equity securities of the Corporation, and any other securities of the Corporation convertible or exchangeable for Class A Common Shares or Class B Common Shares or other equity securities of the Corporation.

“Estate Planning Entity” means with respect to any individual that is a direct or indirect beneficial owner of VGP (a “VGP Owner”) or any member of the Immediate Family of such VGP Owner, (i) any trust, the beneficiaries of which are primarily such VGP Owner or any member of his or her Immediate Family or (ii) any entity that is primarily owned or controlled, directly or indirectly, by a VGP Owner or member of his or her Immediate Family and/or any of the Persons described in clause (i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Excluded Registration” means (i) a registration relating to the sale or grant of securities to employees of the Corporation or a subsidiary pursuant to a stock option, stock purchase, equity incentive or similar plan, (ii) a registration relating to a Rule 145 transaction, (iii) a registration on Form S-4 or Form S-8 or any successor or similar forms or (iv) a registration in which no Equity Securities of the Corporation are being registered other than debt securities convertible into shares of common stock and the common stock issuable upon conversion thereof.

“Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

“Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits forward incorporation of substantial information by reference to other documents filed by the Corporation with the SEC.

“GAAP” means United States generally accepted accounting principles and practices, consistently applied, which are recognized as such by the Financial Accounting Standards Board (or any generally recognized successor).

“Governmental Authority” means any court or tribunal in any jurisdiction (domestic or foreign) or any governmental or regulatory body, agency, department, commission, board, bureau or other authority or instrumentality (domestic or foreign).

“Holder” means any holder of Registrable Securities that is a party to this Agreement, including any such holder that becomes a party to this Agreement pursuant to Section 4.03 or Section 4.09, but such term does not include any Person who has ceased to be a holder of Registrable Securities.

“Immediate Family” means, with respect to any person, collectively, his or her parents, brothers, sisters, spouse, former spouses, civil union partner, former civil union partner, and lineal descendants (and the estates, guardians, custodians or other legal representatives of any of the foregoing).

“Initiating Holders” means, collectively, Holders who properly initiate a registration request under Section 2.01(b).

“Institutional Holder” means each of the Holders holding Class A Common Shares other than VGP or any VGP Related Person.

“IPO” means the first underwritten initial public offering of Class A Common Shares to be consummated by the Corporation on or about January 27, 2025.

“Lead Institutional Holder” means the Holder(s) holding a majority of the Class A Common Shares held by all Institutional Holders at the applicable determination time.

“Management Holders” means VGP or a transferee of Class A Common Shares or Class B Common Shares from, directly or indirectly, VGP, that is a VGP Related Person.

“Person” means a natural person, partnership (whether general or limited), limited liability company, trust (including a common law trust, business trust, statutory trust, voting trust or any other form of trust), estate, association (including any group, organization, co-tenancy, plan, board, council or committee), corporation, government (including a country, state, county or any other governmental subdivision, agency or instrumentality), custodian, nominee or any other individual or entity (or series thereof) in its own or any representative capacity, in each case, whether domestic or foreign.

“Piggyback Registration” has the meaning assigned to that term in Section 2.01(a)(iii).

“Post-IPO Rights” has the meaning assigned to it in the preamble.

“Public Offering” has the meaning assigned to that term in Section 2.03.

“Registrable Securities” means (i) any Class A Common Shares owned by a Holder immediately prior to consummation of the IPO (excluding, for the avoidance of doubt, any such Class A Common Shares acquired in the IPO or thereafter), (ii) any Class A Common Shares issuable or issued by the Corporation (directly or indirectly) upon conversion of, in exchange for, or in replacement of, any Class B Common Shares owned by a Holder immediately prior to the consummation of the IPO, (iii) any Class A Common Shares issued as a dividend or other distribution with respect to the shares referenced in clauses (i) and (ii), and (iv) any security into which any Class A Common Shares referenced in clauses (i), (ii) and (iii) shall have been converted or exchanged in connection with an internal recapitalization, reorganization, reclassification or similar transaction; provided that such securities shall cease to be Registrable Securities when (a) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (b) such securities shall have been sold to the public pursuant to Rule 144, or (c) (i) such securities may be sold in the public market of the United States under Rule 144 without regard to the volume or manner of sale limitations of such rule and (ii) assuming conversion of all shares of Class B Common Shares into Class A Common Shares, the Holder of such securities (together with its Affiliates that are Holders) owns less than 10.0% of the outstanding Class A Common Shares.

“Registrable Securities then outstanding” means, at any time, the number of shares of Registrable Securities determined by adding, without duplication, (i) the number of outstanding Class A Common Shares that are Registrable Securities, and (ii) assuming conversion of all shares of Class B Common Shares into Class A Common Shares, the number of Class A Common Shares issuable by the Corporation (directly or indirectly) upon conversion of, in exchange for, or in replacement of, any outstanding Class B Common Shares and that are Registrable Securities, solely to the extent such Class A Common Shares are then issuable to the holder thereof.

“Representatives” has the meaning assigned to that term in Section 4.12.

“Restricted Securities” has the meaning assigned to that term in Section 2.02(b).

“Rule 144” means Rule 144 (or any successor or similar provision) of the Securities Act.

“Rule 145” means Rule 145 (or any successor or similar provision) of the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto and the rules and regulations of the SEC promulgated thereunder.

“Shareholder” means any shareholder of the Corporation that is a party to this Agreement, including those that become a party to this Agreement pursuant to Section 4.03 or Section 4.09, but such term does not include any Person who ceases to own any Class A Common Shares or Class B Common Shares.

“Shareholders” has the meaning assigned to it in the preamble.

“Shares” means Class A Common Shares and Class B Common Shares.

“Underwritten Block Trade” has the meaning assigned to that term in Section 2.01(b)(iii).

“Underwritten Block Trade Notice” has the meaning assigned to that term in Section 2.01(b)(iii).

“Underwritten Takedown” has the meaning assigned to that term in Section 2.01(b)(ii).

“VGP” has the meaning assigned to that term in the Recitals.

“VGP Related Person” means any Affiliate of VGP, any member of the Immediate Family of any VGP Owner or any Estate Planning Entities.

Section 1.02. Interpretation. The words “herein,” “hereof’ and “hereunder” and other words of similar import refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause hereof. References herein to an Exhibit, Article, Section, subsection or clause refer to the appropriate Exhibit, Article, Section, subsection or clause hereof. Any Schedule, Exhibit or other attachment to this Agreement shall be incorporated into this Agreement, and made a part of this Agreement for all purposes, unless the context otherwise requires. Any definition of or reference to any agreement, instrument, other document, schedule, exhibit, statute, law or regulation herein shall be construed as referring to such agreement, instrument, other document, schedule, exhibit, statute, law or regulation as from time to time amended, supplemented, restated or otherwise modified. Any reference herein to any Person shall include its heirs, successors and permitted assigns and, in the case of any Governmental Authority, any Person succeeding to its functions and capacities. Any reference herein to days shall refer to calendar days unless Business Days are specified; references to weeks, months or years shall be to calendar weeks, months or years, respectively. All accounting terms used herein and not otherwise defined will have the meanings accorded them under GAAP and, except as expressly provided herein, all accounting determinations will be made in accordance with such accounting principles in effect from time to time. Any reference to “include” or “including” shall be treated as “including, without limitation”. Defined terms in the singular shall include the plural and vice versa, and the masculine, feminine or neuter gender shall include all genders. No consideration shall be given to the fact or presumption that any Party had a greater or lesser hand in drafting this Agreement.

ARTICLE II

REGISTRATION RIGHTS

Section 2.01. Registration Rights.

(a) Piggyback Registration Rights.

(i) If the Corporation proposes to register (including, for this purpose, a registration effected by the Corporation for any stockholders other than Holders) any of its Equity Securities that may include Class A Common Shares under the Securities Act in connection with a public offering of such securities for cash at any time after the consummation of the IPO (other than in an Excluded Registration), the Corporation shall, at such time, promptly give each Holder notice of such registration at least seven (7) days prior to the filing of any registration statement for such offering.

(ii) [Reserved.]

(iii) Upon the Holder’s written request (which must be provided to the Corporation within seven (7) days after such notice pursuant to Section 2.01(a)(i) is given by the Corporation), the Corporation shall, subject to the provisions of Section 2.01(c), include in such registration all Registrable Securities that are requested by such Holder (such registration, a “Piggyback Registration”).

(iv) The Corporation shall have the right to terminate or withdraw any Piggyback Registration initiated by it before the effective date of the applicable registration statement or the filing of a prospectus or supplement relating to the applicable offering, as the case may be, whether or not any other Holder has elected to include such Holder’s Registrable Securities in such registration. The expenses of such withdrawn registration shall be borne solely by the Corporation.

(v) If a Piggyback Registration involves an underwritten offering on behalf of the Corporation and the total number of Registrable Securities requested by Holders to be included in such offering exceeds the number of securities which can be sold (other than by the Corporation) that the managing underwriter and the Corporation in their reasonable discretion determine would not impact the pricing of the offering, then the Corporation shall be entitled to reduce the number of Registrable Securities included in such Piggyback Registration to the number that the managing underwriter and the Corporation in their reasonable discretion determine can be sold without having the impact on pricing referred to above, and the number of Registrable Securities registered shall be allocated in the following priority: (i) first, the number of Equity Securities that the Corporation proposes to sell and (ii) second, the number of Registrable Securities requested to be included therein by Holders, allocated pro rata among all such Holders on the basis of the number of Registrable Securities then outstanding owned by each such Holder or in such manner as they may otherwise agree. If, as a result of the provisions of this Section 2.01(a)(v), any Holder shall not be entitled to include all Registrable Securities in a Piggyback Registration that such Holder has requested be included, such Holder may elect to withdraw its Registrable Securities from such Piggyback Registration.

(b) Demand Registration Rights.

(i) If at any time after one hundred eighty (180) days after the effective date of the registration statement for the IPO the Corporation receives a request (a “Demand Request”) from the then-current Holders of at least five percent (5%) of the aggregate number of Registrable Securities then outstanding that the Corporation file a Form S-1 registration statement (or, if eligible, a Form S-3 registration statement) with respect to outstanding Registrable Securities of such Holders having an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $100 million, then (A) the Corporation shall, within ten (10) days after the date such request is given, give notice thereof (the “Demand Notice”) to all Holders other than the Initiating Holders, and (B) the Corporation shall use its commercially reasonable efforts to, as soon as practicable, and in any event within sixty (60) days (or, if eligible to use a Form S-3 registration statement, within sixty (60) days) after the date such Demand Request is given by the Initiating Holders, file a Form S-1 registration statement or Form S-3 registration statement, as applicable, under the Securities Act covering all Registrable Securities that the Initiating Holders requested to be registered and any additional Registrable Securities requested to be included in such registration by any other Holders as specified by notice given by each such

Holder to the Corporation within twenty (20) days of the date the Demand Notice is given, and in each case subject to the limitations set forth in this Section 2.01, which may provide for an offering of such Registrable Securities to be made on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor or similar rule) (a “Shelf Registration”).

(ii) Any of the then-current Holders of at least five percent (5%) of the aggregate number of Registrable Securities then outstanding may request an underwritten offering using any existing and effective Shelf Registration (an “Underwritten Takedown”), and any such request shall be deemed a Demand Registration. Following any such request, the Corporation shall (A) within ten (10) days after the date such request is given, give notice thereof to all other Holders, (B) use its commercially reasonable efforts to, as soon as practicable, amend or supplement the Shelf Registration as may be reasonably necessary to facilitate the Underwritten Takedown, and (C) subject to Section 2.01(b)(iv), include in such Underwritten Takedown all such Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within five (5) days after the Corporation’s giving of such notice; provided, however, that such Registrable Securities (i) are covered by an existing and effective Shelf Registration that may be utilized for the offering and sale of the Registrable Securities requested to be included or (ii) may be included in such Shelf Registration without the need for a post-effective amendment to such Shelf Registration (other than an automatically effective amendment). Notwithstanding the foregoing, the Corporation shall not be required to effect such Underwritten Takedown, and such request shall not be deemed to have been made, unless the anticipated aggregate offering price, net of underwriting discounts and commissions, of the securities being offered is at least $100 million. The provisions of this Section 2.01(b) shall apply mutatis mutandis to each Underwritten Takedown, with references to “filing of a registration statement” or such registration statement being declared “effective” being deemed references to filing of a prospectus or supplement for such offering and references to “registration” being deemed references to the offering.

(iii) Any of the then-current Holders of at least five percent (5%) of the aggregate number of Registrable Securities then outstanding may initiate an Underwritten Takedown that is a Block Trade using any existing and effective Shelf Registration (an “Underwritten Block Trade”) by notice to the Corporation (an “Underwritten Block Trade Notice”) at least five (5) days prior to the requested commencement of such Underwritten Block Trade, and any such request shall be deemed a Demand Registration. Following any such request, the Corporation shall (A) as promptly as practicable after receiving such Underwritten Block Trade Notice, notify all Holders of Registrable Securities of its receipt of an Underwritten Block Trade Notice, (B) use its commercially reasonable efforts to facilitate such Underwritten Block Trade as expeditiously as possible, and (C) subject to Section 2.01(b)(iv), include in such Underwritten Block Trade all such Registrable Securities with respect to which the Corporation has received written requests for inclusion therein within one (1) Business Day after the Corporation’s giving of such notice; provided that such Registrable Securities requested by Holders to be included in such Underwritten Block Trade (i) are covered by an existing and effective Shelf Registration that may be utilized for the offering and sale of the Registrable Securities requested to be included or (ii) may be included in such Shelf Registration without the need for a post-effective amendment to such Shelf Registration (other than an automatically effective amendment), and provided further that the Initiating Holders shall use commercially reasonable efforts to work with the Corporation and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Underwritten Block Trade. Notwithstanding the foregoing, the Corporation shall not be required to effect such Underwritten Block Trade, and such request shall not be deemed to have been made, unless the anticipated aggregate offering price, net of underwriting discounts and commissions, of the securities being offered is at least $100 million. The provisions of this Section 2.01(b) shall apply mutatis mutandis to each Underwritten Block Trade, with references to “filing of a registration statement” or such registration statement being declared “effective” being deemed references to filing of a prospectus or supplement for such offering and references to “registration” being deemed references to the offering.

(iv) If a Demand Registration involves an underwritten offering, including an Underwritten Takedown or an Underwritten Block Trade, and the Registrable Securities requested by Holders to be included in such offering exceeds the number of securities which can be sold that the managing underwriter and the Corporation in their reasonable discretion determine would not impact the pricing of the offering, then the Corporation shall be entitled to reduce the number of Registrable Securities included in such Demand Registration to the number that the managing underwriter and the Corporation in their reasonable discretion determine can be sold without having the impact on pricing referred to above, and the number of Registrable Securities registered shall be allocated pro rata among such Holders on the basis of the total number of Registrable Securities owned by such Holders or in such manner as they may otherwise agree; provided that the number of Registrable Securities held by such Holders to be included in such underwriting shall not be reduced unless all securities other than Registrable Securities held by any Holders are first excluded from such offering.

(v) Notwithstanding the foregoing obligations, if the Corporation furnishes to Holders requesting a registration pursuant to this Section 2.01(b) a certificate signed by the Corporation’s chief executive officer stating that in the good faith judgment of the Board of Directors it would be materially detrimental to the Corporation and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (A) materially interfere with a significant acquisition, corporate reorganization, strategic matter, or other similar transaction or matter involving the Corporation or its subsidiaries or affiliates, (B) require premature disclosure of material information that the Corporation has a bona fide business purpose for preserving as confidential, or (C) render the Corporation unable to comply with requirements under the Securities Act or Exchange Act, then the Corporation shall have the right to (i) defer taking action with respect to such filing (and any time periods with respect to filing or effectiveness thereof shall be tolled correspondingly) and (ii) suspend the use of the such registration statement (and any time periods with respect to such suspension shall be tolled correspondingly), in each case for a period of not more than one hundred twenty (120) days after the request of the Initiating Holders is given; provided that the Corporation may not invoke this right more than twice in any twelve (12)-month period.

(vi) The Corporation shall not be obligated to effect, or to take any action to effect, any Demand Registration, including any Underwritten Takedown or Underwritten Block Trade, (A) during the period that is one hundred twenty (120) days before the Corporation’s good faith estimate of the date of filing of a registration statement for a primary offering of any securities by the Corporation, (B) during any period of one hundred eighty (180) days following the closing or completion of an offering of any securities by the Corporation, (C) within one hundred eighty (180) days of the effective date of any registration pursuant to Section 2.01(b)(i), an Underwritten Takedown pursuant to Section 2.01(b)(ii) or an Underwritten Block Trade pursuant to Section 2.01(b)(iii), or (D) if a Piggyback Registration pursuant to Section 2.01(a) had been available within the one hundred eighty (180) days preceding the date of the Demand Request (whether or not any Holder elected to include any Registrable Securities in such registration). Furthermore, the Corporation shall not be obligated to effect, or to take any action to effect, more than one (1) Demand Registration in any twelve (12)-month period until the third anniversary of the effective date of the registration statement for the IPO, and more than two (2) Demand Registrations in any twelve (12)-month period thereafter. A registration shall not be counted as “effected” for purposes of this Section 2.01(b)(v) until such time as the applicable registration statement has been declared effective by the SEC.

(vii) Whenever required under this Section 2.01(b) to effect the registration of any Registrable Securities, the Corporation shall, as expeditiously as reasonably possible:

(A) prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to thirty (30) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided that such thirty (30) day period shall be extended for a period of time equal to the period the Holder refrains, at the request of an underwriter of the applicable securities of the Corporation, from selling any securities included in such registration;

(B) furnish to the selling Holders such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act in order to facilitate their disposition of their Registrable Securities;

(C) use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other securities or blue-sky laws of such jurisdictions as shall be reasonably requested by the selling Holders; provided that the Corporation shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Corporation is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(D) prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(E) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(F) use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Corporation are then listed;

(G) promptly make available for inspection by any managing underwriter participating in any disposition pursuant to such registration statement all financial and other records, pertinent corporate documents, and properties of the Corporation, and cause the Corporation’s officers, directors, employees, and independent accountants to supply all information reasonably requested by any such underwriter as reasonably necessary or advisable to verify the accuracy of the information in such registration statement and to conduct appropriate due diligence in connection therewith;

(H) notify each selling Holder, promptly after the Corporation receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(I) after such registration statement becomes effective, notify each selling Holder and the managing underwriter, if any, (1) of any request by the SEC that the Corporation amend or supplement such registration statement or prospectus, (2) the SEC issues any stop order suspending the effectiveness of such registration statement or initiates any proceedings for that purpose, (3) the discovery of any event which requires that any changes be made in such registration statement or any related prospectus so that such registration statement or prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances under which they were made (provided, however, that, in the case of this subclause (3), such notice need only state that an event of such nature has occurred, without describing such event), or (4) of the determination by counsel of the Corporation that a post-effective amendment to such registration statement (including any amendment or supplement thereto) is advisable, and the Corporation shall promptly use its commercially reasonable efforts to make any such required filings, amendments or supplements or to obtain the withdrawal or any such stop or similar order.

(c) It shall be a condition precedent to the obligations of the Corporation to take any action pursuant to this Section 2.01 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Corporation such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of such Holder’s Registrable Securities.

(d) In connection with any offering involving an underwriting of the Corporation’s Equity Securities pursuant to this Section 2.01, whether initiated by the Corporation, any Holder or otherwise, (i) the underwriter(s) for such offering shall be selected by the Corporation, and (ii) the Corporation shall not be required to include any Registrable Securities for any Holder in such underwriting unless such Holder (A) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements as agreed upon between the Corporation and its underwriters, and (B) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements; provided, that, except as required by Section 2.01(h), no Holder included in any underwritten registration shall be required to make any representations or warranties to the Corporation or the underwriters (other than representations and warranties regarding such Holder, such Holder’s ownership of its Registrable Securities to be sold in the offering and such Holder’s intended method of distribution) or to undertake any indemnification obligations to the Corporation or the underwriters with respect thereto.

(e) To facilitate the allocation of Registrable Securities in accordance with Section 2.01(a)(v) or Section 2.01(b)(iv), the Corporation or the underwriters may round the number of shares allocated to any Holder to the nearest 10 Shares. For purposes of the provisions in this Section 2.01 concerning apportionment, for any selling Holder that is a partnership, limited liability company, or corporation, the partners, members, retired partners, retired members, stockholders, and Affiliates of such Holder, or the estates and Immediate Family of any such partners, retired partners, members, and retired members and any trusts for the benefit of any of the foregoing Persons, shall be deemed to be a single “selling Holder,” and any pro rata reduction with respect to such “selling Holder” shall be based upon the aggregate number of Registrable Securities owned by all Persons included in such “selling Holder,” as defined in this sentence.

(f) Each Holder shall, upon receipt of any notice from the Corporation of the happening of any event of the kind described in Section 2.01(b)(vii)(I), suspend the disposition of any Registrable Securities covered by such registration statement or prospectus (or any amendment or supplement thereto) until such Holder’s receipt of the copies of a supplemented or amended registration statement or prospectus, or until it is advised in writing by the Corporation that the use of the applicable registration statement or prospectus may be resumed. If the Corporation shall have given any such notice during a period when a Demand Registration is in effect, the period during which the Corporation is required to keep such registration effective pursuant to Section 2.01(b) shall be extended by the number of days of such suspension period.

(g) All expenses (other than underwriting discounts or selling commissions) incurred by the Corporation in complying with its obligations pursuant to this Section 2.01 and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and “blue sky” laws, printing expenses, fees and expenses of the Corporation’s counsel and accountants, and the reasonable and documented fees and expenses of one counsel for the selling Holders participating in such registration as a group (selected by the selling Holders of a majority of the Registrable Securities included in the registration), shall be paid by the Corporation.

(h) If any Registrable Securities are included in a registration statement under this Section 2.01:

(i) The Corporation shall indemnify and hold harmless, to the fullest extent permitted by law, each selling Holder participating in such registration, such Holder’s officers, directors, managers, members, partners, stockholders and Affiliates, any underwriter for each such Holder and each other Person, if any, who controls any such Holder or underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability; in each case, except insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission made in reliance upon and in conformity with, as applicable, the written information relating to such selling Holder expressly for use therein.

(ii) Each selling Holder participating in such registration shall furnish to the Corporation in writing such information and affidavits relating to such Holder as the Corporation reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Corporation, each director of the Corporation, each officer of the Corporation who shall sign such registration statement, any underwriter and each Person who controls the Corporation within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities or expenses, joint or several, to which any of the foregoing Persons may become subject und der the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any registration statement, prospectus, preliminary prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability; provided, that the obligation to indemnify and reimburse shall be several, not joint and several, for each Holder and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such Holder from the sale of Shares pursuant to such registration statement.

(iii) If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each

Holder, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Shares effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

(iv) Promptly after receipt by an indemnified party under this Section 2.01(h) of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.01(h), give the indemnifying party notice of the commencement thereof. The indemnifying party shall have the right to participate in such action and, to the extent the indemnifying party so desires, participate jointly with any other indemnifying party to which notice has been given, and to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such action. The failure to give notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the indemnified party under this Section 2.01(h), except to the extent that such failure materially prejudices the indemnifying party’s ability to defend such action. The failure to give notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.01(h).

(v) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in any underwriting agreement entered into in connection with the applicable offering are in conflict with the foregoing provisions, the provisions in such underwriting agreement shall control.

(vi) Unless otherwise superseded by an underwriting agreement entered into in connection with the applicable offering, the obligations of the Corporation and Holders under this Section 2.01(h) shall survive the completion of any offering of Registrable Securities in a registration under this Section 2.01, and otherwise shall survive the termination of this Agreement or any provision(s) of this Agreement.

(i) No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any registration pursuant to this Agreement as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.01.

(j) The Corporation shall not, without the prior written consent of the Holders of a majority of the Registrable Securities then outstanding, (i) enter into any agreement with any holder or prospective holder of any securities of the Corporation that would allow such holder or prospective holder to include such securities in any registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the number of the Registrable Securities of the Holders that are included, or (ii) enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the Holders in this Section 2.01.

Section 2.02. Legends.

(a) Each certificate, instrument, or book entry representing (i) the Registrable Securities and (ii) any other securities issued in respect of the securities referenced in clause (i), upon any stock split, stock dividend, recapitalization, merger, consolidation, or similar event, shall be notated with a legend substantially in the following form:

THE SECURITIES REPRESENTED HEREBY HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD, PLEDGED, OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR A VALID EXEMPTION FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT.

THE SECURITIES REPRESENTED HEREBY MAY BE TRANSFERRED ONLY IN ACCORDANCE WITH THE TERMS OF AN AGREEMENT BETWEEN THE COMPANY AND THE STOCKHOLDER, A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY.

The Holders consent to the Corporation making a notation in its records and giving instructions to any transfer agent of the Registrable Securities in order to implement the restrictions on transfer set forth in this Section 2.02(a).

(b) The holder of securities of the Corporation required to be notated with the legend in Section 2.02(a) (“Restricted Securities”), by acceptance of ownership thereof, agrees to comply in all respects with the provisions of this Section 2.02(b). Before any proposed sale, pledge, or transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transaction, the holder thereof shall give notice to the Corporation of such holder’s intention to effect such sale, pledge, or transfer, provided that no such notice shall be required if the intended sale, pledge or transfer complies with Rule 144. Each such notice shall describe the manner and circumstances of the proposed sale, pledge, or transfer in sufficient detail and, if reasonably requested by the Corporation, shall be accompanied at such holder’s expense by either (i) a written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to the Corporation, addressed to the Corporation, to the effect that the proposed transaction may be effected without registration under the Securities Act, (ii) a “no action” letter from the SEC to the effect that the proposed sale, pledge, or transfer of such Restricted Securities without registration will not result in a recommendation by the staff of the SEC that action be taken with respect thereto, or (iii) any other evidence reasonably satisfactory to counsel to the Corporation to the effect that the proposed sale, pledge, or transfer of the Restricted Securities may be effected without registration under the Securities Act, whereupon the holder of such Restricted Securities shall be entitled to sell, pledge, or transfer such Restricted Securities in accordance with the terms of the notice given by the holder to the Corporation. The Corporation will not require such a notice, legal opinion or “no action” letter (x) in any transaction in compliance with Rule 144, or (y) in any transaction in which such holder distributes Restricted Securities to an Affiliate of such holder for no consideration; provided that with respect to transfers under the foregoing clause (y), each transferee agrees in writing to be subject to the terms of this Section 2.02(b). Each certificate, instrument, or book entry representing Restricted Securities transferred as above provided shall be notated with, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth above, except that such certificate, instrument, or book entry shall not be notated with such restrictive legend if, in the opinion of counsel for such holder and the Corporation, such legend is not required in order to establish compliance with any provisions of the Securities Act.

Section 2.03. Public Offering Lock-Up. Each Shareholder hereby agrees that, in connection with any underwritten public offering (including the IPO) (any such offering, “Public Offering”), it will not, without the prior written consent of the managing underwriter(s) of such Public Offering), (or, if applicable, such subset of managing underwriter(s) as may be selected by the Corporation, during the period commencing on the date that a preliminary prospectus relating to such Public Offering is first circulated and continuing to the date that is (1) in the case of the IPO, one hundred eighty (180) days following the date of the final prospectus relating to the IPO, or (2) in the case of any other such Public Offering, ninety (90) days following the date of the final prospectus relating to such Public Offering (or such shorter period as the managing underwriter(s) for such Public Offering may agree to), in each case (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any Class A Common Shares or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Class A Common Shares, (ii) enter into any hedge, swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Class A Common Shares or other securities, in cash, or otherwise, or (iii) publicly disclose the intention to enter into any such transaction described in clause (i) or (ii) above. The foregoing provisions of this Section 2.03 (i) shall not apply to (a) the sale of any Class A Common Shares to an underwriter pursuant to an underwriting agreement relating to the applicable Public Offering, (b) the establishment of a trading plan pursuant to Rule 10b5-1, provided that such plan does not permit transfers during the applicable restricted period, (c) the transfer of any Class A Common Shares to any trust for the direct or indirect benefit of the Shareholder or the Immediate Family of the Shareholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in this Section 2.03, and provided further that any such transfer shall not involve a disposition for value, (d) to the extent the Shareholder is a corporation, partnership, limited liability company, or other business entity, transfers, distributions or dispositions (x) to limited partners, members, stockholders or holders of similar equity interests in the Shareholder or (y) to another corporation, partnership, limited liability company, trust or other business entity that is an Affiliate of the Shareholder, or to any investment fund or other entity controlled or managed by the Shareholder or Affiliates of the Shareholder, provided that the transferee agrees to be bound in writing by the restrictions set forth in this Section 2.03, (e) securities of the Corporation acquired in the applicable Public Offering or in open-market or privately negotiated transactions after the completion of the applicable Public Offering, (f) the transfer of securities of the Corporation pursuant to a bona fide third party tender offer, merger, consolidation or other similar transaction made to all holders of the capital stock of the Corporation involving a change of control of the Corporation which occurs after the consummation of the applicable Public Offering, is open to all holders of the capital stock of the Corporation and has been approved by the Board of Directors or (g) transfers of Class A Common Shares pursuant to a final non-appealable order of a court or regulatory agency, (ii) shall be subject to other customary exceptions, the nature of those exceptions to be determined by the Corporation acting reasonably after taking into account advice received from the underwriters in the applicable Public Offering and (iii) shall be applicable to the Shareholders only if all officers and directors of the Corporation are subject to the same restrictions. The underwriters in the applicable Public Offering are intended third-party beneficiaries of this Section 2.03 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Shareholder further agrees to execute such agreements as may be reasonably requested by the underwriters in the applicable Public Offering that are consistent with this Section 2.03 or that are necessary to give further effect thereto. The Shareholders also agree and consent to the entry of stop transfer instructions with the Corporation’s transfer agent and registrar against the transfer of their respective Class A Common Shares except in compliance with the foregoing restrictions. Notwithstanding anything to the contrary in this Agreement, the exercise of any registration rights pursuant to this Agreement shall be subject to the restrictions set forth in this Section 2.03(b).

ARTICLE III

TERM; TERMINATION

Section 3.01. Termination. This Agreement shall terminate on the earliest to occur of: (i) termination by written consent of each of the Corporation, the Holders holding a majority of the Shares held by all Holders and the Holders holding a majority of the Shares not held by VGP and the VGP Related Persons, (ii) the date on which no Registrable Securities remain outstanding, and (iii) the final dissolution and completion or winding up of the Corporation.

ARTICLE IV

GENERAL PROVISIONS

Section 4.01. Notices. All notices, requests, or consents provided for or permitted to be given under this Agreement must be in writing and must be given by delivering that writing to the recipient in person, by courier, by electronic mail, or by facsimile transmission; and a notice, request, or consent given under this Agreement is effective on receipt by the Person to receive it; provided, however, that a facsimile or electronic mail that is transmitted after the normal business hours of the recipient shall be deemed effective on the next Business Day. All notices, requests, and consents to be sent to a Holder must be sent to or made at the addresses given for that Holder on Exhibit A or in the Accession Agreement for such Holder, as the case may be, or such other address as that Holder may specify by notice to the Corporation and the other Holders. All notices, requests, and consents to be sent to the Corporation must be sent to or made at the following address:

Venture Global, Inc.

1001 19th Street North, Suite 1500

Arlington, VA 22209

Attention: Chief Financial Officer and General Counsel

Email: [omitted], [omitted]

Section 4.02. Entire Agreement. This Agreement constitutes the entire agreement and understanding of the Parties hereto in respect of its subject matters and supersedes all prior understandings, agreements, or representations by or among such Parties, written or oral, to the extent they relate in any way to the subject matter of this Agreement or the transactions contemplated by this Agreement and/or the Original Agreement. There are no side letters between or among the Corporation and any Institutional Holder related to the subject matter set forth in this Agreement.

Section 4.03. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Holders and their respective successors and permitted assigns.

Section 4.04. Governing Law. THIS AGREEMENT AND THE PERFORMANCE OF THE TRANSACTIONS AND THE OBLIGATIONS OF THE PARTIES HEREUNDER WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES.

Section 4.05. Jurisdiction and Venue. IN RESPECT OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS TO THE JURISDICTION AND VENUE OF ANY FEDERAL OR STATE COURT LOCATED WITHIN THE SOUTHERN DISTRICT OF NEW YORK, AND WAIVES ANY MOTION TO TRANSFER VENUE FROM, ANY OF THE AFORESAID COURTS.

Section 4.06. Waiver of Jury Trial. THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY DOCUMENT EXECUTED IN CONNECTION HEREWITH.

Section 4.07. Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

Section 4.08. No Third Party Beneficiaries. Except as otherwise provided in Section 2.03 and for the indemnification rights of the any Holder or the Corporation under this Agreement, it is the intent of the Parties hereto that no third-party beneficiary rights be created or deemed to exist in favor of any Person not a party to this Agreement, unless otherwise expressly agreed to in writing by the parties.

Section 4.09. Joinder of Additional Holders. The rights of each Holder under this Agreement may be assigned (but only with all related obligations) in connection with a disposition of Registrable Securities to an Affiliate of such Holder (or, in the case of the Management Holder, to any VGP Related Person), upon the execution of an Accession Agreement.

Section 4.10. Counterparts. This Agreement may be executed in any number of counterparts, with each such counterpart constituting an original and all of such counterparts constituting but one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other Applicable Law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 4.11. Confidentiality. During the term of this Agreement and thereafter, each party hereto will, and will cause each of its Representatives (defined below) to, keep confidential all non-public information received from or otherwise relating to the Corporation or its subsidiaries, properties and businesses (including any notice of the Corporation’s intention or plan to confidentially submit or file a registration statement, any Demand Notice, any Demand Request, any Underwritten Block Trade Notice or any other notice hereunder and, in each case, the information contained herein) (“Confidential Information”) and will not, and will not permit its Representatives to, (a) disclose Confidential Information to any other Person other than (i) to another party hereto for a valid business purpose of the Corporation, (ii) in the case of Persons who are also officers, agents or representatives of the Corporation, in carrying out their duties in the best interests of the Corporation, or (iii) any potential bona fide transferee of a Holder’s Shares; provided that such potential transferee agrees to maintain the confidentiality of the Confidential Information on terms no less restrictive than those set forth in this Section 4.11 or (b) use Confidential Information for anything other than as necessary and appropriate in carrying out the business of the Corporation. The restrictions set forth in this Section 4.11 do not apply to any disclosures relating to U.S. federal and state income tax treatment and tax structure of the transaction contemplated hereby and all materials of any kind (including opinions and tax analyses) relating to the tax treatment and tax structure, not including information relating to the identity of the Holders, their respective Affiliates, agents, or advisors. As used herein the term “Confidential Information” shall not include information that (i) is, was, or becomes generally available to the public other than as a result of a disclosure by a party hereto, or its Affiliates, partners, directors, managers, officers, employees, agents, counsel, investment advisers or representatives or to such party’s designees on the Board of Directors or any board observers appointed by such party (all such Persons being collectively referred to as “Representatives”) in violation of this Agreement, (ii) is or was available to such party on a non-confidential basis prior to its disclosure to such party or its Representatives by the Corporation, (iii) is, was or becomes available to such party on a non- confidential basis from a source other than the Corporation, which source represents that it had the right to disseminate such information at the time it was acquired by such party, (iv) is independently developed by such party or on such party’s behalf without reference to the Confidential Information, or (v) is requested or required to be disclosed by law, rule, regulation, or order of a court with competent jurisdiction, or judicial proceeding so long as the Person subject to such disclosure obligations provides prompt notice (to the extent reasonably practicable) to the Corporation stating the basis upon which the disclosure is asserted to be required. The Holders agree that irreparable damage would occur in the event that any of the provisions of this Section 4.11 were not to be performed in accordance with the terms hereof and that (a) the Corporation and (b) the Holders shall be entitled to specific performance of the terms hereof in addition to any other remedy available at law or in equity.

Section 4.12. Amendment and Waiver. Any term of this Agreement may be amended and the observance of any term hereof may be waived (either prospectively or retroactively and either generally or in a particular instance) with the written consent of (a) the Corporation, and (b) the Holders of a majority of the Registrable Securities then outstanding; provided, that any such amendment or waiver that would adversely and disproportionately affect one or more Institutional Holders’ rights under this Agreement (relative to the Management Holder) shall require the consent of the Lead Institutional Holder.

IN WITNESS WHEREOF, the Parties have duly executed this Shareholders’ Agreement as of the date first written above.

CORPORATION: VENTURE GLOBAL, INC.

By:	/s/ Jonathan Thayer
Name: Jonathan Thayer
Title: Chief Financial Officer

A-1

Date: January 27, 2025	HOLDER: VENTURE GLOBAL PARTNERS II, LLC
	By:	/s/ Robert Pender
Name: Robert Pender Title: Managing Partner

	By:	/s/ Michael Sabel
Name: Michael Sabel
Title: Managing Partner

A-2

Exhibit A

Exhibit B

ACCESSION AGREEMENT

This form of Accession Agreement (“Accession Agreement”) is executed on [  ], by the undersigned (the “New Holder”) pursuant to the terms of that certain Amended and Restated Shareholders’ Agreement dated as of January 27, 2024 (the “Agreement”), by and among Venture Global, Inc., a Delaware corporation (the “Corporation”), and the Holders party thereto, as may be amended and restated hereafter. Capitalized terms used but not defined in this Accession Agreement shall have the respective meanings ascribed to such terms in the Agreement. By the execution of this Accession Agreement, the New Holder agrees as follows.

1.1 Acknowledgement. The New Holder acknowledges that [he/she/it] is acquiring [  ] shares of Class A Common Shares and/or Class B Common Shares of the Corporation (the “Shares”); and after such acquisition, the New Holder shall be considered a “Holder” and a “Party” for all purposes of the Agreement.

1.2 Agreement. The New Holder hereby (a) agrees that the Shares, and any other Equity Securities required by the Agreement to be bound hereby, shall be bound by and subject to the terms of the Agreement and (b) adopts the Agreement with the same force and effect as if the New Holder were originally a Party thereto.

1.3 Notice. Any notice required or permitted by the Agreement shall be given to New Holder at the address or facsimile number listed below the New Holder’s signature hereto.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

B-1

[NEW HOLDER]

By:
Name:
Title:

Mailing Address:

Phone Number:

Facsimile Number:

Email Address:

B-2

ACCEPTED AND AGREED: VENTURE GLOBAL, INC.

By:
Name: [ ]
Title: [ ]

B-3